                                                                    Exhibit 99.1







                                                  Financial Statements and
                                                    Supplemental Schedule

                                                    Robbins & Myers, Inc.
                                              Savings Plan for Union Employees

                                               December 31, 1999 and 1998 and
                                            for the year ended December 31, 1999
                                             with Report of Independent Auditors

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                            Financial Statements and
                              Supplemental Schedule

                         December 31, 1999 and 1998 and
                      for the year ended December 31, 1999




                                TABLE OF CONTENTS

Report of Independent Auditors.................................................1

Audited Financial Statements

Statements of Assets Available for Benefits ...................................2
Statement of Changes in Assets Available for Benefits .........................3
Notes to Financial Statements..................................................4

Supplemental Schedule

Schedule H, Line 4i - Schedule of Assets Held for Investment Purposes at
  End of Year..................................................................8

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying statements of assets available for benefits of the Robbins & Myers, Inc. Savings Plan for Union Employees as of December 31, 1999 and 1998 and related statement of changes in assets available for benefits for the year ended December 31, 1999 as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 1999 and 1998 and the changes in its assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes at end of year as of December 31, 1999 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                           /s/ ERNST & YOUNG LLP

May 19, 2000


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
                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                   Statements of Assets Available for Benefits


                                                      DECEMBER 31
                                              1999                     1998
                                           ----------------------------------
ASSETS
Investments at fair value                  $7,116,653              $6,100,969

Contributions receivable:
    Employee                                  106,524                 101,534
    Employer                                   25,386                  21,713
                                           ----------------------------------
Assets available for benefits              $7,248,563              $6,224,216
                                           ==================================

See accompanying notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

              Statement of Changes in Assets Available for Benefits

                          Year ended December 31, 1999




ADDITIONS
Employee contributions                                            $  997,468
Employer contributions                                               231,012
Dividend income - Robbins & Myers, Inc. Common Stock                   4,224
Dividend and interest income                                         505,365
                                                                  ----------
Total additions                                                    1,738,069

DEDUCTIONS
Benefit paid directly to participants                                502,728
Net depreciation in fair value of investments                        210,994
                                                                  ----------
Total deductions                                                     713,722
                                                                  ----------

Net increases                                                      1,024,347

Assets available for benefits, at beginning of year                6,224,216
                                                                  ----------

Assets available for benefits, at end of year                     $7,248,563
                                                                  ==========

See accompanying notes.





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
                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN

The Robbins & Myers, Inc. (the Company) Savings Plan for Union Employees (the
Plan) is a defined contribution plan which covers hourly employees of Pfaudler, Inc., Chemineer, Inc., and Moyno Industrial Products, who are covered by collective bargaining agreements at their United States operations.

Each year, participants can make pretax and/or after-tax basic contributions up to a maximum of 12 percent of annual compensation as defined in the Plan. For Pfaudler employees, the plan sponsor contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. For Moyno Industrial Products employees, the plan sponsor contributes an additional 10 percent of the first 6 percent of each participant's compensation. The plan sponsor does not make any matching contributions for employees of Chemineer.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                             VESTING
        YEARS OF VESTING SERVICE           PERCENTAGE
-------------------------------------------------------

Less than 1 year                                 0%
1 year but less than 2 years                    20%
2 years but less than 3 years                   40%
3 years but less than 4 years                   60%
4 years but less than 5 years                   80%
5 years or more                                100%

Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contributions and (b) plan earnings. All amounts in participant accounts are invested in the Plan's investment options as directed by the participants. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Brokerage fees and other direct costs of investments are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust (the Vanguard Retirement Savings Trust) are based on redemption values on the last business day of the Plan year.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform with the current year presentation.

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
                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)



3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 5, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporate Benefits Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                                     1999           1998
                                                              -------------------------------

Robbins & Myers, Inc. Common Stock                             $  382,151       $  358,916
The Vanguard Group, Inc.:
   Prime Money Market Fund                                        455,986          345,254
   Wellington Fund                                              1,747,923        1,641,957
   Windsor II Fund                                              1,754,834        1,756,472
   Retirement Savings Trust                                     1,555,706        1,441,520
   Small Cap Index Fund                                           509,805          440,518
   500 Index Fund                                                 709,825          116,332



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
                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)


4. INVESTMENTS (CONTINUED)

During the year ended December 31, 1999, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                    NET REALIZED AND UNREALIZED
                                                  APPRECIATION (DEPRECIATION) IN
                                                     FAIR VALUE OF INVESTMENTS
                                                  -------------------------------

Robbins & Myers, Inc. Common Stock                           $  36,160
                                                             =========

The Vanguard Group, Inc. (registered investment
   companies):
   Wellington Fund                                           $ (87,490)
   Windsor II Fund                                            (297,376)
   Small-Cap Index Fund                                         47,238
   500 Index Fund                                               90,876
   Total Bond Market Index Fund                                   (402)
                                                             ---------
Total registered investment companies                        $(247,154)
                                                             =========

5. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 1999 and 1998, the Plan held 16,891 and 16,226 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 1999 shares were purchased at a total cost of $488,965 and shares were sold at a total selling price of $501,890.

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














                              Supplemental Schedule

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Employer Identification Number 31-0424220/ Plan Number 012

      Schedule H, Line 4i - Schedule of Assets Held for Investment Purposes
                                 at End of Year

                                December 31, 1999


                                           DESCRIPTION OF INVESTMENTS
                                             INCLUDING MATURITY DATE
      IDENTITY OF ISSUE, BORROWER,         RATE OF INTEREST, COLLATERAL,                 CURRENT
        LESSOR OR SIMILAR PARTY                PAR OR MATURING VALUE                      VALUE
---------------------------------------------------------------------------------------------------

Robbins & Myers, Inc. *                     16,891 shares of Common Stock               $  382,151

The Vanguard Group, Inc.:*
    Wellington Fund                         62,515 units of Registered
                                              Investment Company                         1,747,923
    Windsor II Fund                         70,278 units of Registered
                                              Investment Company                         1,754,834
    Retirement Savings Trust                1,555,706 units of Common
                                              Collective Trust                           1,555,706
    500 Index Fund                          5,245 units of Registered
                                              Investment Company                           709,825
    Prime Money Market Fund                 455,986 units of Registered
                                              Investment Company                           455,986
    Small Cap Index Fund                    21,602 units of Registered
                                              Investment Company                           509,805
    Total Bond Market Index Fund            4,427 units of Registered
                                              Investment Company                               423
                                                                                       ------------
                                                                                        $7,116,653
                                                                                       ============

*   Party-in-interest to the Plan.

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